EXHIBIT 23.2

                               CONSENT OF COUNSEL

                                                              March 13, 1998



     We hereby consent to the reference to our Firm and our opinions with respect to certain Pennsylvania tax consequences in the Prospectus Supplement filed with respect to the ClassNotes Trust 1997-I. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 7 of the Securities Act of 1933.

                                            RHOADS & SINON LLP

                                            By:/S/ PAUL F. WESSELL
                                               Paul F. Wessell